Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Allarity Therapeutics, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value	(1)	Other	255,103	$0.8440	$215,307.00	0.0001381	$29.73

Total Offering Amounts:							$215,307.00		29.73
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$29.73

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based upon the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Capital Market on February 9, 2026 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).